EXHIBIT 5

                                  June 22, 1999

                                                                  (336) 271-3123

                                                                  E-mail address
                                                        rsinger@brookspierce.com

Board of Directors
CCB Financial Corporation
Post Office Box 931
Durham, North Carolina 27702

Gentlemen:

     We have acted as counsel in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") filed by CCB Financial Corporation, a North Carolina corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") to register up to 869,134 shares of the Company's common stock, par value $5.00 per share (the "Common Stock"), and up to 869,134 attached rights to purchase Series A Junior Participating Preferred Stock ("Rights"), which Common Stock and Rights are to be issued by the Company upon the consummation of the merger (the "Merger") of CCBFC, Inc., a subsidiary of the Company ("CCBFC"), into Stone Street Bancorp, Inc. ("Stone Street").

     We are generally familiar with the corporate proceedings and actions undertaken by the Company and CCBFC, Inc. in connection with the Merger, including their execution of the Agreement of Combination among them, Central Carolina Bank and Trust Company, Stone Street and Stone Street Bank and Trust (the "Agreement") and the proposed offering of the Common Stock and the Rights, and we have examined such of the Company's and CCBFC's corporate records and other documents (including the Registration Statement and the Proxy Statement - Prospectus which is a part thereof) as we have deemed necessary to form a basis for the opinions hereafter expressed.

     In our opinion, when the actions hereinbelow set forth shall be taken, the Common Stock and the Rights will have been duly and legally authorized and issued, and will be fully paid and non-assessable:

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Board of Directors
August 2, 1999
Page 2


     1. The SEC shall have entered an appropriate order declaring effective the Registration Statement pursuant to the rules and regulations of the SEC; and

     2. The Merger shall have been consummated and the Common Stock and Rights shall have been issued as contemplated by the Agreement, and the related Plan of Merger, and as described in the Registration Statement.

     We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the references to this firm and our opinions herein in the Registration Statement under the caption "LEGAL MATTERS".

                                   Sincerely,

                                   BROOKS, PIERCE, McLENDON,
                                        HUMPHREY & LEONARD, L.L.P.


                                   By: /s/ Robert A. Singer
                                      ---------------------
                                        Robert A. Singer